Exhibit 32
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the following certifications are being made to accompany the Registrant’s annual report on Form 10-K for the fiscal year ended May 31, 2022.
Certification of Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of NIKE, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:
(i) the Annual Report on Form 10-K of the Company for the fiscal year ended May 31, 2022 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	July 21, 2022
/s/ John J. Donahoe II
John J. Donahoe II
Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the following certifications are being made to accompany the Registrant’s annual report on Form 10-K for the fiscal year ended May 31, 2022.
Certification of Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of NIKE, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:
(i) the Annual Report on Form 10-K of the Company for the fiscal year ended May 31, 2022 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	July 21, 2022
/s/ Matthew Friend
Matthew Friend
Chief Financial Officer